                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 28, 2003 accompanying the consolidated financial statements of O.I. Corporation and subsidiaries appearing in the 2002 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP


Houston, Texas
June 18, 2003